UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

SPECTRASCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-13092	41-1448837
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11568-11 Sorrento Valley Road, San Diego, CA 92121
(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (858) 847-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the description of the Spectrascience, Inc. 2011 Equity Incentive Plan set forth under Item 5.02 is incorporated by reference as if fully set forth herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On February 24, 2011, the Board of Directors (the “Board”) of SpectraScience, Inc. (the “Company”) elected Michael P. Oliver, the Company’s Chief Executive Officer, to the Company’s Board.  Mr. Oliver was not appointed to serve on any committee of the Board.  Mr. Oliver was not elected to the Board pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.  There are no family relationships between Mr. Oliver and any director or executive officer of the Company.  Mr. Oliver will not receive additional compensation for his service on the Board.

Approval of Equity Incentive Plan

Also on February 24, 2011, the Board approved the adoption of the Spectrascience, Inc. 2011 Equity Incentive Plan (the “Plan”).  The following summary of the Plan is qualified in its entirety by reference to the text of the Plan attached hereto as Exhibit 10.1 and the form of nonqualified stock option award agreement under the Plan attached hereto as Exhibit 10.2.

The Board or one or more committees appointed by the Board administers the Plan.  The administrator of the Plan has broad authority under the Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the Plan include officers or employees of the Company, directors of the Company, and certain consultants and advisors to the Company.

The maximum number of shares of common stock that may be issued or transferred pursuant to awards under the Plan is 5,000,000 shares. The types of awards that may be granted under the Plan include restricted stock and other forms of awards granted or denominated in the common stock or units of the common stock, as well as stock options, stock appreciation rights, and certain cash bonus awards. Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of the Company’s common stock will be available again under the Plan.

The administrator of the Plan may terminate, amend or suspend the Plan at any time.  Incentive stock options may be granted pursuant to the Plan until February 24, 2021.  Other awards may be granted pursuant to the Plan until the Plan is discontinued or terminated by the administrator of the Plan.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Spectrascience, Inc. 2011 Equity Incentive Plan

10.2	Form of Nonqualified Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2011	SPECTRASCIENCE, INC.

	By:	/s/ Jim Dorst
Jim Dorst
Its: Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Spectrascience, Inc. 2011 Equity Incentive Plan

10.2	Form of Nonqualified Stock Option Award Agreement